Notice of Guaranteed Delivery
                             Regarding the Offer by

                    EVERGREEN UTILITIES AND HIGH INCOME FUND

      To Purchase for Cash 575,250 of Its Issued and Outstanding Shares at
                           Net Asset Value Per Share

This form must be used to accept the Offer (as defined below) if a Shareholder's certificates for Shares are not immediately available, if applicable, or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated December 20, 2004. This form must be signed by the Shareholder and sent to the Depositary by hand, overnight courier, mail or facsimile at the appropriate address or facsimile number set forth below. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

                              Depositary Addresses:

                              By First Class Mail:

                          EquiServe Trust Company, N.A.
                             Attn: Corporate Actions
                                 P.O. Box 43014
                            Providence, RI 02940-3014

                       By Registered, Certified Or Express
                           Mail Or Overnight Courier:

                          EquiServe Trust Company, N.A.
                             Attn: Corporate Actions
                               161 Baystate Drive
                               Braintree, MA 02184

                                    By Hand:

                          EquiServe Trust Company, N.A.
                              17 Battery Park Place
                                   11th Floor
                               New York, NY 10004

                                  By Facsimile:

                          EquiServe Trust Company, N.A.
                                 (781) 380-3388

           Depositary Telephone Number to Confirm Receipt of Notices:
                            (781) 843-1833, ext. 200

            DELIVERY OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE
                      DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby tenders to Evergreen Utilities and High Income Fund (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated December 20, 2004 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase and (ii) the number of Shares specified below held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan.

(Please Print Except for Signature(s)):

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: [ ]

DTC Participant Number:

Name(s) of Record Holder(s):

Address:

Telephone Number, including Area Code:

If the undersigned is the beneficial owner of the Shares being tendered, the undersigned hereby represents and warrants that at least 20% of the Shares owned by the undersigned as of the date of purchase of Shares by the Fund pursuant to the Offer and all Shares attributed to the undersigned for Federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer.

Dated: _______________________, 200_

                                 Individual(s):

                                  Signature(s):

                                     Entity:

                                  Name of Firm:

                              Authorized Signature:

                                      Name:

                                     Title:

                                    GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to
Purchase: (a) represents that the person(s) named on the previous page "own(s)" such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, and any other required documents, prior to 5:00 P.M. Eastern Time on the second American Stock Exchange trading day after the date of execution of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

(Include Zip Code)

Telephone Number, including Area Code:

Dated: _______________________, 200_


DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.